Exhibit 10.1

Promissory Note - Addendum 1

Debt Agreement Modification

This Addendum # 1 to the Promissory Note Agreement dated the 18th day of June, 2021, by and between Coral Investment Partners, LP., a Georgia limited partnership ("Creditor" or "Coral") and Bellatora, Inc., a Colorado corporation (the "Company") is entered into this 14th day of December, 2023 and shall serve to modify the below stated section of the above referenced agreement.

1.	Section 3. "Type and Place of Payment:" shall have the following paragraphs added as follows:

C. Interest Only Payments: Beginning February 1st, 2024 the accrued interest for the proceeding month shall be due and payable by the 10th of the month. The Interest Only Payments shall continue on a monthly basis until such time the principal of the debt begins to be amortized.

D. Amortization of Principal: Beginning May 1st, 2024, the Company shall begin making such payments as to amortize and fully repay the debt by April 30, 2025.

2.	Paragraph 9B(i) shall be modified as follows:

1.	The Company is unable to make any of the payments specified in paragraph 3.

3.	Section 9 "Events of Default" shall have the following paragraphs added as follows:

D. Option to Convert. In the event of an action triggering an event of default, Coral shall the option to convert an outstanding portion of the debt to common stock at a price equal to the most recent private placement offering conducted by the Company.

i. For the purposes of this Section 9D the term "recent private placement offering" shall mean an offering conducted by the Company that succeeded in raising at least Five Hundred Thousand Dollars ($500,000).

ii. In the event the Company fails to raise at least Five Hundred Thousand Dollars ($500,000) in a private placement, then Coral shall have the right to convert a portion of its debt at a price of $0.001/share.

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iii. Limitations on Conversion: The Company shall not effect any conversion of this Debt, and Coral shall not have the right to convert any portion of this Debt, pursuant to Section 9 or otherwise, to the extent that after giving effect to such issuance after conversion as set forth on the applicable Notice of Conversion, that Coral (together with the Coral's Affiliates, and any other Persons acting as a group together with the Coral or any of the Coral's Affiliates (such Persons, "Attribution Parties")). would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by Coral and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon conversion of this Debt with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) conversion of the remaining, nonconverted portion of this Debt beneficially owned by the Coral or any of its Affiliates or Attribution Parties and (ii) conversion of the nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion analogous to the limitation contained herein beneficially owned by the Coral or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 9(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by Coral that the Company is not representing to Coral that such calculation is in compliance with Section 13(d) of the Exchange Act and Coral is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 9( d) applies, the determination of whether this Debt is convertible (in relation to other securities owned by the Coral together with any Affiliates and Attribution Parties) and of which portion of this Debt is convertible shall be in the sole discretion of Coral , and the submission of a Notice of Conversion shall be deemed to be Coral's determination of whether this Debt is exercisable (in relation to other securities owned by Coral together with any Affiliates and Attribution Parties) and of which portion of this Debt is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 9(d), in determining the number of outstanding shares of Common Stock, Coral may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company's most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of Coral, the Company shall within one (1) Trading Day confirm orally and in writing to Coral the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Debt. by the Coral or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The "Beneficial Ownership Limitation" shall be 4.99% (or, upon election by a Coral prior to the issuance of any convertible securities, 9.99%) of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Debt. Coral, upon notice to the Company. may increase or decrease the Beneficial Ownership Limitation provisions of this Section 9(d), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Debt held by Coral and the provisions of this Section 9(d) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 9(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor of Coral of this Debt.

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4.	Section 18 "Limitation on Share Issuance" shall be added to the agreement as follows:

18. Limitation on Share Issuance: The Company hereby agrees to the following terms and conditions limiting the issuance of shares of common and/or preferred shares.

A. The Company hereby agrees that it will not increase its authorized common shares until such time as the debt owed to Coral has been repaid in full

B. The Company hereby agrees that it will not issue, or enter into any agreement that will cause it to increase its total number of issued and outstanding shares on a fully diluted basis above Fifty Million (50,000.000) shares until such time as the debt owed to Coral has been repaid in full.

C. For as long as Coral shall own any shares in the Company, the Company shall not enter into any debt agreement or issue any preferred shares or warrants that contain a conversion feature deemed, at the sole discretion of Coral, to contain a ''floorless" of ''floating" conversion feature. For the purposes of this Addendum a floorless, or floating conversion feature shall be one that converts at a discount to the market price of the Company’s common shares without a downside, or lower price limit.

IN WITNESS HEREOF, the parties hereto have executed this Agreement on date first written above.

Agreed to and Accepted This 14th day of December, 2023 /s/ Erik S. Nelson	Agreed to and Accepted This 14th day of December, 2023 /s/ Erik S. Nelson
President of the General Partner Coral Investment Partners, LP	President Bellatora, Inc.

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